Exhibit 15

June 17, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 7, 2015 on our review of the interim financial information of Unit Corporation for the three month period ended March 31, 2015 and 2014 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2015 is incorporated by reference in its Registration Statement on Form S-8 dated June 17, 2015.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Tulsa, Oklahoma